Exhibit 99.1

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES

RECORD FOURTH QUARTER AND FULL YEAR EARNINGS PER SHARE

Exceeds Outlook for Fourth Quarter and Full Year 2014

Achieved More Than 50% Non-GAAP Earnings Per Share Growth and

Double-Digit Non-GAAP Revenue Growth in 2014

Digital Revenues At All-Time High, Representing 46% of Full Year Non-GAAP Revenues

Generated Operating Cash Flow of $1.3 Billion in 2014

Announces Two-Year Stock Repurchase Plan of $750 Million and Debt Paydown of $250 Million

Increases Cash Dividend By 15% to $0.23 Per Common Share

Santa Monica, CA – February 5, 2015 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced record fourth quarter and full year earnings per share.

	Fourth Quarter			Calendar Year
(in millions, except EPS)	2014	Prior Outlook*	2013	2014	2013
GAAP Net Revenues	$1,575	$1,492	$1,518	$4,408	$4,583
EPS	$0.49	$0.28	$0.22	$1.13	$0.95
Non-GAAP Net Revenues	$2,213	$2,200	$2,272	$4,813	$4,342
EPS	$0.94	$0.86	$0.79	$1.42	$0.94

*Prior outlook was provided by the company on November 4, 2014 in its earnings release

For calendar year 2014, Activision Blizzard delivered record non-GAAP earnings per diluted share of $1.42, as compared with $0.94  per diluted share for 2013. On a GAAP basis, the company delivered record earnings per diluted share of $1.13, as compared with $0.95  per diluted share for 2013.

For calendar year 2014, Activision Blizzard delivered non-GAAP net revenues of $4.81 billion, as compared with $4.34 billion for 2013. On a GAAP basis, the company delivered net revenues of $4.41 billion, as compared with $4.58 billion for 2013. For the calendar year, non-GAAP net revenues from digital channels were $2.20 billion and represented a record 46% of the company’s total net revenues. On a GAAP basis, for the calendar year 2014, net revenues from digital channels were $1.90

Activision Blizzard Announces Fourth Quarter and CY 2014 Financial Results

billion and represented 43% of the company’s total revenues.

For the quarter ended December 31, 2014, Activision Blizzard’s non-GAAP earnings per diluted share were a record $0.94, as compared with $0.79 for the fourth quarter of 2013. On a GAAP basis, the company’s earnings per diluted share were a record $0.49, more than double the earnings per diluted share of $0.22 for the fourth quarter of 2013.

For the quarter ended December 31, 2014, the company delivered non-GAAP net revenues of $2.21 billion, as compared with $2.27 billion for the fourth quarter of 2013. On a GAAP basis, the company’s net revenues were $1.58 billion, as compared with $1.52 billion for the fourth quarter of 2013.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “2014 was another successful year as we achieved record results and introduced new franchises with outstanding gameplay, expanded on exciting new business models and continued investing in some of the world’s most important entertainment franchises. We delivered record earnings per share which increased more than 50% from the previous year, double-digit revenue growth, and record high-margin digital revenues that represent an all-time high of 46% of total revenues (all non-GAAP).”

Kotick, added, “We expanded our franchise portfolio by launching two of the industry’s most successful new brands, Blizzard’s Hearthstone®: Heroes of Warcraft™, and the biggest new IP launch in industry history, Destiny®. Combined, these franchises attracted over 40 million registered players worldwide and generated more than $850 million in non-GAAP revenue.1 This year, we expect to expand our franchise portfolio to 10 blockbusters, up from five franchises at the beginning of 2014. Our amazingly talented teams will continue to produce the world’s best content for gamers.”

Kotick, continued, “We have a growing portfolio of the very best franchises and great confidence in our future. Our Board has once again increased our dividend, authorized a $750 million share repurchase program and the repayment of another $250 million of our debt, and we have returned nearly $10 billion to our shareholders in dividends and repurchases since 2008.”

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Activision Blizzard Announces Fourth Quarter and CY 2014 Financial Results

Selected Business Highlights:

•                 In North America and Europe combined, Activision Publishing was the #1 retail publisher and had three of the top five best-selling new releases for the calendar year – #1 Call of Duty®: Advanced Warfare, #3 Destiny, and #5 Skylanders® Trap Team.2

•                 Activision Publishing’s Call of Duty: Advanced Warfare was the #1 top-selling console game globally for the calendar year.3 Additionally, in 2014, Call of Duty was the #1 franchise in North America for the sixth year in a row.4 Call of Duty franchise revenues now exceed $11 billion in retail sales worldwide since it first launched in 2003.5

•                 Activision Publishing’s Destiny was the most successful launch of a new video game franchise in history.2 Destiny was also the #1 top-selling new video game IP and the #3 top-selling new release in North America and Europe, combined, for the calendar year.2 To date, Destiny has more than 16 million registered users and active players are playing the game an average of over three hours per day.

•                 Activision Publishing’s Skylanders Trap Team was the #1 top-selling kids console game globally for the calendar year. For the third consecutive year, Skylanders was the #1 kids video game franchise of the year in the U.S., and globally.3

•                At BlizzCon® on November 7, 2014, Blizzard Entertainment announced a new intellectual property, Overwatch™ – a highly accessible multi-player game featuring an amazing cast of heroes and set in an all-new Blizzard game universe.

•                 On November 13, 2014, Blizzard Entertainment launched Warlords of Draenor™, the fifth expansion for the #1 subscription-based MMORPG in the world, World of Warcraft®. The expansion sold-through more than 3.3 million copies as of the first 24 hours of its availability and helped drive World of Warcraft to more than 10 million global subscribers at the end of 2014.

•                On December 8, 2014, Blizzard Entertainment launched Goblins vs Gnomes™, the first expansion for Hearthstone: Heroes of Warcraft. The release of Hearthstone: Heroes of Warcraft on Android tablets followed on December 15, 2014.

Company Outlook:

On January 11, 2015, Activision Publishing and Tencent launched a public open beta for Call of Duty® Online, making the game available to millions of Chinese gamers. The open beta marks a historic first for the Call of Duty series as it expands into the world’s largest gaming market.

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Activision Blizzard Announces Fourth Quarter and CY 2014 Financial Results

On January 13, 2015, Blizzard Entertainment began the closed beta test for Heroes of the Storm™, its upcoming free-to-play online team brawler featuring iconic heroes from more than 20 years of Blizzard gaming history. To date, more than nine million players have signed up to beta test the game.

On January 27, 2015, Activision Publishing launched the first DLC for Call of Duty®: Advanced Warfare – Havoc, available first on the Xbox Live online entertainment network from Microsoft for Xbox One and Xbox 360. The DLC offers four new multi-player maps, exclusive weapon, custom weapon variant and a new zombies cooperative mode called Exo Zombies.

In January 2015, Blizzard Entertainment’s Hearthstone: Heroes of Warcraft reached more than 25 million registered players.

Additionally, in 2015, Blizzard Entertainment expects to begin beta testing Overwatch.

Given the significant weakening of foreign currencies versus the U.S. dollar, the company’s 2015 international revenues and earnings are expected to be translated at much lower rates than in 2014. This will impact the company’s 2015 outlook as compared to 2014 actual results given approximately 50% of the company’s revenues, and a higher percentage of profits, are generated outside the U.S. See reconciliation table, below.

Activision Blizzard’s first quarter and calendar year 2015 outlook is, as follows:

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook

CY 2015 Net Revenues	$4,140	$4,400
EPS	$0.89	$1.15
Fully Diluted Shares**	750	750

Q1 2015 Net Revenues	$1,140	$640
EPS	$0.37	$0.05
Fully Diluted Shares**	745	745

The following table reconciles our CY14 actual earnings per share to CY15 outlook earnings per share.

EPS	GAAP	Non-GAAP
CY14 – Actuals	$1.13	$1.42
Slate / Operations***	0.01	(0.05)
Foreign Currency	(0.17)	(0.14)
Tax Rate & Share Count	(0.08)	(0.08)
CY15 – Outlook	$0.89	$1.15

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Activision Blizzard Announces Fourth Quarter and CY 2014 Financial Results

Currency Assumptions for 2015 Outlook:

•                 $1.13 USD/Euro (vs. a $1.33 average for 2014)

•                 $1.51 USD/British Pound Sterling (vs. a $1.65 average for 2014)

•                 Revenue and EPS increase if the Euro or British Pound Sterling strengthens vs. USD

** Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

*** For GAAP purpose, it includes the net change in deferred net revenues and related cost of sales.

Board Authorizes Stock Repurchase Program and Debt Repayment and Declares Cash Dividend

The company also announced that its Board of Directors authorized a new two-year stock repurchase program under which the company is authorized to repurchase up to $750 million of its outstanding common stock during the period from February 9, 2015 through February 8, 2017.

Additionally, the company announced that its Board of Directors has approved a repayment of $250 million of the company’s outstanding “Term Loan B,” which is expected to occur during the first quarter of 2015.

The Board of Directors also declared a cash dividend of $0.23 per common share, payable on May 13, 2015 to shareholders of record at the close of business on March 30, 2015, which represents a 15% increase from 2014.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended December 31, 2014 and management’s outlook for 2015. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 877-741-4239 in the U.S. with passcode 3638929.

About Activision Blizzard

Activision Blizzard, Inc. is the largest and most profitable western interactive entertainment publishing company. It develops and publishes some of the most successful and beloved entertainment franchises in any medium, including Call of Duty, Call of Duty Online, Destiny, Skylanders, World of Warcraft, StarCraft®, Diablo®, and Hearthstone.

Headquartered in Santa Monica, California, it maintains operations throughout the United States, Europe, and Asia. Activision Blizzard develops and publishes games on all leading interactive platforms and its games are available in most countries around the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 During calendar year 2014, combined GAAP revenues from Hearthstone: Heroes of Warcraft and Destiny were more than $450 million. The difference in GAAP and non-GAAP revenues represents the net change in deferrals of revenues of approximately $400 million.

2 The NPD Group and GfK Chart-Track, including toys and accessories

3 The NPD Group and GfK Chart-Track and Activision Blizzard internal estimates, including toys and accessories

4 The NPD Group

5 The NPD Group and GfK Chart-Track

Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally

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Activision Blizzard Announces Fourth Quarter and CY 2014 Financial Results

Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses (including legal fees, costs, expenses and accruals) related to the acquisition of 429 million shares of our common stock on October 11, 2013 from Vivendi, pursuant to the stock purchase agreement dated July 25, 2013 and the $4.75 billion debt financings related thereto; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenues attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is

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Activision Blizzard Announces Fourth Quarter and CY 2014 Financial Results

measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical facts and include, but are not limited to: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those relating to product releases; and (3) statements of future financial or operating performance.

Activision Blizzard generally uses words, such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.  Activision Blizzard’s actual future results could differ materially from those expressed in the forward-looking statements set forth in this release.  Risks and uncertainties that may affect our future results include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, such as first-person action, massively multiplayer online and “toys to life” games, and preferences among hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models, including digital delivery of content, competition including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, particularly during the ongoing console transition, rapid changes in technology and industry standards, the current regulatory environment, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, capital market risks, the possibility that expected benefits related to the transactions involving the repurchase of shares from Vivendi S.A. may not materialize as expected, the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt, and the other factors identified in “Risk Factors” included in Part I, Item 1A of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

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Activision Blizzard Announces Fourth Quarter and CY 2014 Financial Results

For Information Contact:

Kristin Southey	Mary Osako
SVP, Investor Relations	SVP, Global Communications
(310) 255-2635	(424) 322-5166
ksouthey@activision.com	mary.osako@activision.com

8

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net revenues:
Product sales	$1,094	$1,152	$2,786	$3,201
Subscription, licensing and other revenues [1]	481	366	1,622	1,382
Total net revenues	1,575	1,518	4,408	4,583

Costs and expenses:
Cost of sales - product costs	432	502	999	1,053
Cost of sales - online	61	50	232	204
Cost of sales - software royalties and amortization	124	72	260	187
Cost of sales - intellectual property licenses	14	31	34	87
Product development	184	197	571	584
Sales and marketing	247	239	712	606
General and administrative	75	143	417	490
Total costs and expenses	1,137	1,234	3,225	3,211
Operating income	438	284	1,183	1,372
Interest and other investment income (expense), net	(50)	(51)	(202)	(53)
Income before income tax expense	388	233	981	1,319
Income tax expense	27	59	146	309
Net income	$361	$174	$835	$1,010

Basic earnings per common share [2]	$0.49	$0.23	$1.14	$0.96
Weighted average common shares outstanding	720	745	716	1,024

Diluted earnings per common share [2]	$0.49	$0.22	$1.13	$0.95
Weighted average common shares outstanding assuming dilution	729	757	726	1,035

1 Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

2 The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 12 million and 15 million for the three months and year ended December 31, 2014, respectively. We had, on a weighted-average basis, participating securities of approximately 23 million and 24 million for the three months and year ended December 31, 2013, respectively.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $355 million and $817 million for the three months and year ended December 31, 2014 as compared to total net income of $361 million and $835 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $168 million and $987 million for the three months and year ended December 31, 2013 as compared to total net income of $174 million and $1,010 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$4,848	$4,410
Short-term investments	10	33
Accounts receivable, net	659	510
Inventories, net	123	171
Software development	452	367
Intellectual property licenses	5	11
Deferred income taxes, net	368	321
Other current assets	444	418
Total current assets	6,909	6,241
Long-term investments	9	9
Software development	20	21
Intellectual property licenses	18	---
Property and equipment, net	157	138
Other assets	85	35
Intangible assets, net	29	43
Trademark and trade names	433	433
Goodwill	7,086	7,092
Total assets	$14,746	$14,012

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$325	$355
Deferred revenues	1,797	1,389
Accrued expenses and other liabilities	592	636
Current portion of long-term debt	---	25
Total current liabilities	2,714	2,405
Long-term debt, net	4,324	4,668
Deferred income taxes, net	114	66
Other liabilities	361	251
Total liabilities	7,513	7,390
Shareholders’ equity:
Common stock	---	---
Additional paid-in capital	9,924	9,682
Treasury stock	(5,762)	(5,814)
Retained earnings	3,374	2,686
Accumulated other comprehensive income (loss)	(303)	68
Total shareholders’ equity	7,233	6,622
Total liabilities and shareholders’ equity	$14,746	$14,012

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in millions)

	Year Ended December 31,
	2014	2013

Cash flows from operating activities:
Net income	$835	$1,010
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(44)	161
Provision for inventories	39	33
Depreciation and amortization	90	108
Loss on disposal of property and equipment	1	---
Amortization and write-off of capitalized software development costs and intellectual property licenses (1)	256	207
Amortization of debt discount and debt financing costs	7	1
Stock-based compensation expense (2)	104	108
Excess tax benefits from stock awards	(39)	(29)
Changes in operating assets and liabilities:
Accounts receivable, net	(177)	198
Inventories	(2)	6
Software development and intellectual property licenses	(349)	(268)
Other assets	18	(67)
Deferred revenues	475	(275)
Accounts payable	(12)	7
Accrued expenses and other liabilities	90	64
Net cash provided by operating activities	1,292	1,264

Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	21	304
Proceeds from sales of available-for-sale investments	---	98
Purchases of available-for-sale investments	---	(26)
Capital expenditures	(107)	(74)
Decrease (increase) in restricted cash	2	6
Net cash provided by (used in) investing activities	(84)	308

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	175	158
Tax payment related to net share settlements on restricted stock rights	(66)	(49)
Repurchase of common stock	---	(5,830)
Dividends paid	(147)	(216)
Proceeds from issuance of long-term debt	---	4,750
Repayment of long-term debt	(375)	(6)
Payment of debt discount and financing costs	---	(59)
Excess tax benefits from stock awards	39	29
Net cash used in financing activities	(374)	(1,223)

Effect of foreign exchange rate changes on cash and cash equivalents	(396)	102
Net increase in cash and cash equivalents	438	451

Cash and cash equivalents at beginning of period	4,410	3,959

Cash and cash equivalents at end of period	$4,848	$4,410

(1) Excludes deferral and amortization of stock-based compensation expense.

(2) Includes the net effects of capitalization, deferral, and amortization of stock-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year	Three Months Ended				Year over Year
	December 31,	March 31,	June 30,	September 30,	December 31,	% Increase	March 31,	June 30,	September 30,	December 31,	% Increase
	2012	2013	2013	2013	2013	(Decrease)	2014	2014	2014	2014	(Decrease)
Cash Flow Data
Operating Cash Flow	$976	$325	$109	$(50)	$880	(10)%	$136	$106	$(145)	$1,195	36%
Capital Expenditures	27	17	19	22	16	(41)	37	25	28	17	6
Non-GAAP Free Cash Flow[2]	949	308	90	(72)	864	(9)	99	81	(173)	1,178	36

Operating Cash Flow - TTM[1]	1,345	1,516	1,532	1,360	1,264	(6)	1,075	1,072	977	1,292	2
Capital Expenditures - TTM[1]	73	82	84	85	74	1	94	100	106	107	45
Non-GAAP Free Cash Flow - TTM[1]	$1,272	$1,434	$1,448	$1,275	$1,190	(6)%	$981	$972	$871	$1,185	(0)%

[1]

TTM represents trailing twelve months. Operating Cash Flow for the three months ended December 31, 2012, three months ended September 30, 2012, three months ended June 30, 2012, and three months ended March 31, 2012 was $976 million, $122 million, $93 million, and $154 million, respectively. Capital expenditures for the three months ended December 31, 2012, three months ended September 30, 2012, three months ended June 30, 2012, and three months ended March 31, 2012 was $27 million, $21 million, $17 million, and $8 million, respectively.

[2]	Non-GAAP free cash flow represents operating cash flow minus capital expenditures (which includes payment for acquisition of intangible assets).

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended December 31, 2014	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,575	$432	$61	$124	$14	$184	$247	$75	$1,137
Less: Net effect from deferral of net revenues and related cost of sales	(a) 638	112	-	52	(1)	-	-	-	163
Less: Stock-based compensation	(b) -	-	-	(5)	-	(5)	(2)	(17)	(29)
Less: Amortization of intangible assets	(c) -	-	-	-	(8)	-	-	-	(8)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d) -	-	-	-	-	-	-	36	36
Non-GAAP Measurement	$2,213	$544	$61	$171	$5	$179	$245	$94	$1,299

Three Months Ended December 31, 2014	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$438	$361	$0.49	$0.49
Less: Net effect from deferral of net revenues and related cost of sales	(a) 475	349	0.48	0.47
Less: Stock-based compensation	(b) 29	19	0.03	0.03
Less: Amortization of intangible assets	(c) 8	5	0.01	0.01
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d) (36)	(36)	(0.05)	(0.05)
Non-GAAP Measurement	$914	$698	$0.95	$0.94

Year Ended December 31, 2014	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,408	$999	$232	$260	$34	$571	$712	$417	$3,225
Less: Net effect from deferral of net revenues and related cost of sales	(a) 405	29	-	161	-	-	-	-	190
Less: Stock-based compensation	(b) -	-	(1)	(17)	-	(22)	(8)	(56)	(104)
Less: Amortization of intangible assets	(c) -	-	-	-	(12)	-	-	-	(12)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d) -	-	-	-	-	-	-	(13)	(13)
Non-GAAP Measurement	$4,813	$1,028	$231	$404	$22	$549	$704	$348	$3,286

Year Ended December 31, 2014	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,183	$835	$1.14	$1.13
Less: Net effect from deferral of net revenues and related cost of sales (a)	215	136	0.19	0.18
Less: Stock-based compensation (b)	104	65	0.09	0.09
Less: Amortization of intangible assets (c)	12	8	0.01	0.01
Less: Fees and other expenses related to the Purchase Transaction and related debt financings (d)	13	13	0.02	0.02
Non-GAAP Measurement	$1,527	$1,057	$1.44	$1.42

(a) Reflects the net change in deferred revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

(d) Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $686 million and $1,034 million for the three months and year ended December 31, 2014 as compared to total non-GAAP net income of $698 million and $1,057 million for the same periods, respectively.

For purpose of calculation of earnings per share, we had, on a weighted-average basis, common shares outstanding of 720 million, participating securities of approximately 12 million, and dilutive shares of 9 million during the three months ended December 31, 2014.

For purpose of calculation of earnings per share, we had, on a weighted-average basis, common shares outstanding of 716 million, participating securities of approximately 15 million, and dilutive shares of 10 million during the year ended December 31, 2014.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended December 31, 2013		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,518	$502	$50	$72	$31	$197	$239	$143	$1,234
Less: Net effect from deferral of net revenues and related cost of sales	(a)	754	181	-	64	-	-	-	-	245
Less: Stock-based compensation	(b)	-	-	-	(7)	-	(10)	(2)	(15)	(34)
Less: Amortization of intangible assets	(c)	-	-	-	-	(15)	-	-	-	(15)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	-	-	-	-	-	-	-	(18)	(18)
Non-GAAP Measurement		$2,272	$683	$50	$129	$16	$187	$237	$110	$1,412

Three Months Ended December 31, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$284	$174	$0.23	$0.22
Less: Net effect from deferral of net revenues and related cost of sales	(a)	509	401	0.52	0.51
Less: Stock-based compensation	(b)	34	23	0.03	0.03
Less: Amortization of intangible assets	(c)	15	9	0.01	0.01
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	18	14	0.02	0.02
Non-GAAP Measurement		$860	$621	$0.81	$0.79

Year Ended December 31, 2013		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$4,583	$1,053	$204	$187	$87	$584	$606	$490	$3,211
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(241)	(10)	-	2	(4)	-	-	-	(12)
Less: Stock-based compensation	(b)	-	-	-	(17)	-	(33)	(7)	(53)	(110)
Less: Amortization of intangible assets	(c)	-	-	-	-	(23)	-	-	-	(23)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	-	-	-	-	-	-	-	(79)	(79)
Non-GAAP Measurement		$4,342	$1,043	$204	$172	$60	$551	$599	$358	$2,987

Year Ended December 31, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,372	$1,010	$0.96	$0.95
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(229)	(150)	(0.14)	(0.14)
Less: Stock-based compensation	(b)	110	71	0.07	0.07
Less: Amortization of intangible assets	(c)	23	14	0.01	0.01
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	79	54	0.05	0.05
Non-GAAP Measurement		$1,355	$999	$0.95	$0.94

(a) Reflects the net change in deferred revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

(d) Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $602 million and $976 million for the three months and year ended December 31, 2013 as compared to total non-GAAP net income of $621 million and $999 million for the same periods, respectively.

For purpose of calculation of earnings per share, we had, on a weighted-average basis, common shares outstanding of 745 million, participating securities of approximately 23 million, and dilutive shares of 12 million during the three months ended December 31, 2013.

For purpose of calculation of earnings per share, we had, on a weighted-average basis, common shares outstanding of 1,024 million, participating securities of approximately 24 million, and dilutive shares of 11 million during the year ended December 31, 2013.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	December 31, 2014		December 31, 2013		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$846	54%	$953	63%	$(107)	(11)%
Digital online channels[1]	539	34	385	25	154	40
Total Activision and Blizzard	1,385	88	1,338	88	47	4

Distribution	190	12	180	12	10	6
Total consolidated GAAP net revenues	1,575	100	1,518	100	57	4

Change in Deferred Revenues[2]
Retail channels	492		786
Digital online channels[1]	146		(32)
Total changes in deferred revenues	638		754

Non-GAAP Net Revenues by Distribution Channel
Retail channels	1,338	60	1,739	77	(401)	(23)
Digital online channels[1]	685	31	353	16	332	94
Total Activision and Blizzard	2,023	91	2,092	92	(69)	(3)

Distribution	190	9	180	8	10	6
Total non-GAAP net revenues[3]	$2,213	100%	$2,272	100%	$(59)	(3)%

	Year Ended
	December 31, 2014		December 31, 2013		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$2,104	48%	$2,701	59%	$(597)	(22)%
Digital online channels[1]	1,897	43	1,559	34	338	22
Total Activision and Blizzard	4,001	91	4,260	93	(259)	(6)

Distribution	407	9	323	7	84	26
Total consolidated GAAP net revenues	4,408	100	4,583	100	(175)	(4)

Change in Deferred Revenues[2]
Retail channels	104		(247)
Digital online channels[1]	301		6
Total changes in deferred revenues	405		(241)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	2,208	46	2,454	57	(246)	(10)
Digital online channels[1]	2,198	46	1,565	36	633	40
Total Activision and Blizzard	4,406	92	4,019	93	387	10

Distribution	407	8	323	7	84	26
Total non-GAAP net revenues[3]	$4,813	100%	$4,342	100%	$471	11%

1 Net revenues from digital online channels represent revenues from subscriptions, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

2 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

3 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

4 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended December 31, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	December 31, 2014		December 31, 2013		$ Increase	% Increase
	Amount	% of Total[6]	Amount	% of Total[6]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	$266	17%	$198	13%	$68	34%
PC	104	7	66	4	38	58

Next-generation (PS4, Xbox One, Wii U)	367	23	79	5	288	NM
Prior-generation (PS3, Xbox 360, Wii)	380	24	666	44	(286)	(43)
Total console[2]	747	47	745	49	2	---

Mobile and other[5]	268	17	329	22	(61)	(19)

Total Activision and Blizzard	1,385	88	1,338	88	47	4

Distribution:
Total Distribution	190	12	180	12	10	6
Total consolidated GAAP net revenues	1,575	100	1,518	100	57	4

Change in Deferred Revenues[3]
Activision and Blizzard:
Online[1]	132		3
PC	23		45

Next-generation (PS4, Xbox One, Wii U)	263		222
Prior-generation (PS3, Xbox 360, Wii)	219		484
Total console[2]	482		706

Mobile and other[5]	1		---
Total changes in deferred revenues	638		754

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	398	18	201	9	197	98
PC	127	6	111	5	16	14

Next-generation (PS4, Xbox One, Wii U)	630	28	301	13	329	NM
Prior-generation (PS3, Xbox 360, Wii)	599	27	1,150	51	(551)	(48)
Total console[2]	1,229	56	1,451	64	(222)	(15)

Mobile and other[5]	269	12	329	14	(60)	(18)

Total Activision and Blizzard	2,023	91	2,092	92	(69)	(3)

Distribution:
Total Distribution	190	9	180	8	10	6
Total consolidated non-GAAP net revenues[4]	$2,213	100%	$2,272	100%	$(59)	(3)%

1 Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

2 Downloadable content and their related revenues are included in each respective console platforms and total console.

3 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

4 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

5 Revenues from mobile and other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

6 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Year Ended December 31, 2014 and 2013

(Amounts in millions)

	Year Ended
	December 31, 2014		December 31, 2013		$Increase	% Increase
	Amount	% of Total[6]	Amount	% of Total[6]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	$867	20%	$912	20%	$(45)	(5)%
PC	551	13	340	7	211	62

Next-generation (PS4, Xbox One, Wii U)	720	16	92	2	628	NM
Prior-generation (PS3, Xbox 360, Wii)	1,430	32	2,287	50	(857)	(37)
Total console[2]	2,150	49	2,379	52	(229)	(10)

Mobile and other[5]	433	10	629	14	(196)	(31)

Total Activision and Blizzard	4,001	91	4,260	93	(259)	(6)

Distribution:
Total Distribution	407	9	323	7	84	26
Total consolidated GAAP net revenues	4,408	100	4,583	100	(175)	(4)

Change in Deferred Revenues[3]
Activision and Blizzard:
Online[1]	168		(107)
PC	41		(22)

Next-generation (PS4, Xbox One, Wii U)	477		213
Prior-generation (PS3, Xbox 360, Wii)	(295)		(324)
Total console[2]	182		(111)

Mobile and other[5]	14		(1)
Total changes in deferred revenues	405		(241)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	1,035	22	805	19	230	29
PC	592	12	318	7	274	86

Next-generation (PS4, Xbox One, Wii U)	1,197	25	305	7	892	NM
Prior-generation (PS3, Xbox 360, Wii)	1,135	24	1,963	45	(828)	(42)
Total console[2]	2,332	48	2,268	52	64	3

Mobile and other[5]	447	9	628	14	(181)	(29)

Total Activision and Blizzard	4,406	92	4,019	93	387	10

Distribution:
Total Distribution	407	8	323	7	84	26
Total consolidated non-GAAP net revenues[4]	$4,813	100%	$4,342	100%	$471	11%

1 Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

2 Downloadable content and their related revenues are included in each respective console platforms and total console.

3 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

4 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

5 Revenues from mobile and other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

6 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	December 31, 2014		December 31, 2013		$Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$806	51%	$770	51%	$36	5%
Europe	653	41	647	43	6	1
Asia Pacific	116	7	101	7	15	15
Total consolidated GAAP net revenues	1,575	100	1,518	100	57	4

Change in Deferred Revenues[1]
North America	342		457
Europe	254		247
Asia Pacific	42		50
Total changes in net revenues	638		754

Non-GAAP Net Revenues by Geographic Region
North America	1,148	52	1,227	54	(79)	(6)
Europe	907	41	894	39	13	1
Asia Pacific	158	7	151	7	7	5
Total non-GAAP net revenues[2]	$2,213	100%	$2,272	100%	$(59)	(3)%

	Year Ended
	December 31, 2014		December 31, 2013		$Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$2,190	50%	$2,414	53%	$(224)	(9)%
Europe	1,824	41	1,826	40	(2)	---
Asia Pacific	394	9	343	7	51	15
Total consolidated GAAP net revenues	4,408	100	4,583	100	(175)	(4)

Change in Deferred Revenues[1]
North America	206		(108)
Europe	153		(107)
Asia Pacific	46		(26)
Total changes in net revenues	405		(241)

Non-GAAP Net Revenues by Geographic Region
North America	2,396	50	2,306	53	90	4
Europe	1,977	41	1,719	40	258	15
Asia Pacific	440	9	317	7	123	39
Total non-GAAP net revenues[2]	$4,813	100%	$4,342	100%	$471	11%

1 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

2 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

3 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months and Year Ended December 31, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	December 31, 2014		December 31, 2013		$ Increase	% Increase
	Amount	% of Total[5]	Amount	% of Total[5]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$1,492	67%	$1,805	79%	$(313)	(17)%
Blizzard[2]	531	24	287	13	244	85
Distribution[3]	190	9	180	8	10	6
Operating segment total	2,213	100%	2,272	100%	(59)	(3)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(638)		(754)
Consolidated net revenues	$1,575		$1,518		$57	4%

Segment income from operations:
Activision[1]	$696		$758		$(62)	(8)%
Blizzard[2]	208		93		115	124
Distribution[3]	10		9		1	11
Operating segment total	914		860		54	6

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(475)		(509)
Stock-based compensation expense	(29)		(34)
Amortization of intangible assets	(8)		(15)
Fees and other expenses related to the Purchase Transaction and related debt financings[4]	36		(18)
Consolidated operating income	438		284		154	54
Interest and other investment income (expense), net	(50)		(51)
Consolidated income before income tax expense	$388		$233		$155	67%

Operating margin from total operating segments	41.3%		37.9%

	Year Ended
	December 31, 2014		December 31, 2013		$ Increase	% Increase
	Amount	% of Total[5]	Amount	% of Total[5]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$2,686	56%	$2,895	67%	$(209)	(7)%
Blizzard[2]	1,720	36	1,124	26	596	53
Distribution[3]	407	8	323	7	84	26
Operating segment total	4,813	100%	4,342	100%	471	11

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(405)		241
Consolidated net revenues	$4,408		$4,583		$(175)	(4)%

Segment income from operations:
Activision[1]	$762		$971		$(209)	(22)%
Blizzard[2]	756		376		380	101
Distribution[3]	9		8		1	13
Operating segment total	1,527		1,355		172	13

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(215)		229
Stock-based compensation expense	(104)		(110)
Amortization of intangible assets	(12)		(23)
Fees and other expenses related to the Purchase Transaction and related debt financings[4]	(13)		(79)
Consolidated operating income	1,183		1,372		(189)	(14)
Interest and other investment income (expense), net	(202)		(53)
Consolidated income before income tax expense	$981		$1,319		$(338)	(26)%

Operating margin from total operating segments	31.7%		31.2%

[1] Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

[2] Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

[3] Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

[4] Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

[5] The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Trailing Twelve Months Ending December 31, 2014

EBITDA and Adjusted EBITDA

(Amounts in millions)

					Trailing Twelve
					Months Ending
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014

GAAP Net Income (Loss)	$293	$204	$(23)	$361	$835
Interest (Income) / Expense, net	51	50	51	51	203
Provision (Benefit) for income taxes	83	56	(20)	27	146
Depreciation and amortization	19	19	22	29	90
EBITDA	446	329	30	468	1,274

Deferral of net revenues and related cost of sales (a)	(219)	(220)	180	475	215
Stock-based compensation expense (b)	30	22	22	29	104
Fees and other expenses related to the Purchase
Transaction and related debt financings (c)	---	---	48	(36)	13
Adjusted EBITDA	$257	$131	$280	$936	$1,606

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from

Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

Trailing twelve months amounts are presented as calculated. Therefore, the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Quarter Ending March 31, 2015 and

Year Ending December 31, 2015

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		March 31, 2015	December 31, 2015

Net Revenues (GAAP)		$1,140	$4,140

Excluding the impact of:
Change in deferred net revenues	(a)	(500)	260

Net Revenues (Non-GAAP)		$640	$4,400

Earnings Per Diluted Share (GAAP)		$0.37	$0.89

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.35)	0.15
Stock-based compensation	(c)	0.03	0.10
Amortization of intangible assets	(d)	-	0.01

Earnings Per Diluted Share (Non-GAAP)		$0.05	$1.15

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Reconciliation of 2014 Actual Earnings Per Share to 2015 Outlook Earnings Per Share

	GAAP	Non-GAAP

CY14 Actuals	$1.13	$1.42
Slate / Operations (a)	0.01	(0.05)
Foreign Currency (b)	(0.17)	(0.14)
Tax Rate and Share Count (c)	(0.08)	(0.08)
CY15 Outlook	$0.89	$1.15

(a)   Reflects changes in operations and, for GAAP purpose, includes the net change in deferred net revenues and related cost of sales.

(b)   Reflects changes in foreign currency on operating results.

•      Currency assumptions for 2015 outlook:

- $1.13 USD / Euro (vs. a $1.33 average for 2014)

- $1.51 USD / British Pound Sterling (vs. a $1.65 average for 2014)

- Revenue and EPS increase if the Euro or British Pound Sterling strengthens vs. USD

(c)   Reflects changes in tax rate and share count.